                                                                   EXHIBIT 11.01
                           THE HILLHAVEN CORPORATION

                Statement Re:  Computation of Per Share Earnings
                    (in thousands, except per share amounts)


                                                                                 Year Ended May 31,
                                                                         ------------------------------------
                                                                           1995          1994           1993
                                                                         -------        -------       -------
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning of period (1) (2)                         28,435         22,241        22,145
Shares issued upon exercise of stock options                                  25             49            27
Restricted share awards, net                                                  97             (4)           29
Shares issued upon conversion of debentures                                   45             29           ---
Dilutive effect of outstanding stock options
   and contingent shares                                                     223            209           191
Dilutive effect of warrants held by NME                                      ---          3,428         2,002
                                                                         -------        -------       -------
Weighted average number of shares and share
   equivalents outstanding (3)                                            28,825         25,952        24,394
                                                                         =======        =======       =======

Income before extraordinary charge and
   cumulative effect of accounting change                                $51,859        $59,480       $40,907

Adjustments related to proceeds from exercise
   of options and warrants under the "modified
   treasury stock" method                                                    ---            ---           591

Preferred stock dividends                                                 (6,850)        (7,655)       (2,888)
                                                                         -------        -------       -------

Adjusted income                                                           45,009         51,825        38,610

Extraordinary charge, net of income taxes                                   (570)        (1,062)         (565)
Cumulative effect of change in accounting
   for income taxes                                                          ---            ---        (1,103)
                                                                         -------        -------       -------

Net income as adjusted                                                   $44,439        $50,763       $36,942
                                                                         =======        =======       =======

Primary earnings per share:
   Income before extraordinary charge and
       cumulative effect of accounting change                            $  1.56        $  2.00       $  1.58
   Extraordinary charge                                                     (.02)          (.04)         (.02)
   Cumulative effect of change in
       accounting for income taxes                                                          ---          (.05)
                                                                         -------        -------       -------
   Income per share                                                      $  1.54        $  1.96       $  1.51
                                                                         =======        =======       =======


                            (Continued on next page)
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                                                                   EXHIBIT 11.01
                           THE HILLHAVEN CORPORATION

                Statement Re:  Computation of Per Share Earnings
                    (in thousands, except per share amounts)


                                                                                 Year Ended May 31,
                                                                         ------------------------------------
                                                                           1995          1994           1993
                                                                         -------        -------       -------
FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares used in
   primary calculation                                                    28,825         25,952        24,394
Additional dilutive effect of stock options
   and warrants                                                               38            116            38
Assumed conversion of convertible debentures                               7,978          8,258         6,470
                                                                         -------        -------       -------

Fully diluted weighted average number of shares (3)                       36,841         34,326        30,902
                                                                         =======        =======       =======

Income before extraordinary charge and cumulative
   effect of accounting change, adjusted per
   primary calculation                                                   $45,009        $51,825       $38,610

Adjustments for interest expense and related
   income taxes                                                            7,204          6,816         7,056
                                                                         -------        -------       -------

Adjusted income used in fully diluted calculation                         52,213         58,641        45,666
Extraordinary charge, net of income taxes                                   (570)        (1,062)         (565)
Cumulative effect of change in accounting
   for income taxes                                                          ---            ---        (1,103)
                                                                         -------        -------       -------

Adjusted income used in fully diluted calculation                        $51,643        $57,579       $43,998
                                                                         =======        =======       =======

Fully diluted earnings per share:
   Income before extraordinary charge and
       cumulative effect of accounting change                            $  1.42        $  1.71       $  1.48
   Extraordinary charge                                                     (.02)          (.03)         (.02)
   Cumulative effect of change in accounting for
       income taxes                                                          ---            ---          (.04)
                                                                         -------        -------       -------

Income per share (4)                                                     $  1.40        $  1.68       $  1.42
                                                                         =======        =======       =======



(1) On October 31, 1994, Hillhaven acquired CPS Pharmaceuticals, Inc. and Advanced Infusion Systems, Inc. in a business combination accounted for as a pooling of interests. The Company issued 1,262,062 common shares in connection with the share exchange. All prior year information has been restated to reflect these acquisitions.

(2) Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.

(3) All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(4)    This calculation is submitted for 1993 in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 37 of APB Opinion No. 15.